UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario, Canada	001-36532	98-1220792
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

240 Matheson Blvd. East,
Mississauga, Ontario	L4Z 1X1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 571-5555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01             Entry into a Material Definitive Agreement.

            On August 21, 2018, Sphere 3D Sphere 3D Corp., an Ontario corporation (the “Company”), Overland Storage, Inc., a California corporation and a wholly owned subsidiary of the Company (“Overland”), and Silicon Valley Technology Partners, Inc. (formerly Silicon Valley Technology Partners LLC), a Delaware corporation (the “Purchaser”), entered into that certain Amendment (the “Amendment”) to the Share Purchase Agreement, dated February 20, 2018, among the Company, Overland and the Purchaser (the “Purchase Agreement”).

            As previously announced, subject to certain exceptions and limitations and prior to the effectiveness of the Amendment, the Company or Purchaser could terminate the Purchase Agreement if the Share Purchase (as defined in the Purchase Agreement) was not consummated by August 19, 2018 (such date, the “End Date”). Pursuant to the Amendment, the parties agreed to extend the End Date from August 19, 2018 to December 17, 2018.

            Other than as expressly modified pursuant to the Amendment, the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on February 21, 2018, remains in full force and effect as originally executed on February 20, 2018. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

            (d) Exhibits

Exhibit Number	Description

2.1	Amendment to Share Purchase Agreement, by and among Sphere 3D Corp., Overland Storage, Inc., and Silicon Valley Technology Partners, Inc., dated as of August 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:      August 21, 2018

SPHERE 3D CORP.

By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Chief Financial Officer

EXHIBIT INDEX

(d) Exhibits

Exhibit Number	Description

2.1	Amendment to Share Purchase Agreement, by and among Sphere 3D Corp., Overland Storage, Inc., and Silicon Valley Technology Partners, Inc., dated as of August 21, 2018